Exhibit 10.1

FORM OF INSIDER LETTER AGREEMENT

____________ __, 2015

Electrum Special Acquisition Corporation
c/o The Electrum Group LLC

700 Madison Avenue, 5th Floor
New York, NY 10065

Cantor Fitzgerald & Co.
499 Park Avenue
New York, New York 10022

Re: Initial Public Offering:

This letter (“Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between Electrum Special Acquisition Corporation, a British Virgin Islands company (the “Company”), and Cantor Fitzgerald & Co., as representative (the “Representative”) of the several Underwriters named in Schedule I thereto (the “Underwriters”), relating to an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each comprised of one ordinary share of the Company, no par value (the “Ordinary Shares”), and one warrant (“Warrant”) to purchase one-half of one Ordinary Share at a price of $5.75 per half share, subject to adjustment. The Units shall be sold in the IPO pursuant to a registration statement on Form S-1 (the “Registration Statement”) and prospectus (the “Prospectus”) filed with the Securities and Exchange Commission (the “SEC”) as described in the Company’s final prospectus (the “Prospectus”). Certain capitalized terms used herein are defined in paragraph 15 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned as a shareholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:

1.          If the Company solicits approval of its shareholders of a Business Combination, the undersigned will vote all Ordinary Shares beneficially owned by him, her or it, whether acquired before, in or after the IPO, in favor of such Business Combination.

2.          (a) In the event that the Company fails to consummate a Business Combination within 24 months from the closing of the IPO, the undersigned shall take all reasonable steps to (i) cause the Company to cease all operations except for the purpose of winding up, (ii) as promptly as possible, but no more than ten business days after the expiration of such period, cause the Trust Fund, including interest (which interest shall be net of taxes payable and less up to $50,000 of interest to pay dissolution expenses) to be liquidated and distributed to the holders of IPO Shares and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining holders of Ordinary Shares and the Board of Directors, cause the Company to dissolve and liquidate, subject (in the case of (ii) and (iii) above) to the Company’s obligations to provide for claims of creditors and the requirements of other applicable laws.

(b) The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Fund and any remaining net assets of the Company as a result of such liquidation with respect to his, her or its Insider Shares or [Private Warrants (and the underlying Ordinary Shares)]1 (“Claim”) and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever. The undersigned acknowledges and agrees that there will be no distribution from the Trust Fund with respect to any Private Warrants, which will terminate upon the Company’s liquidation.

1 To be included in the ESAC Holdings LLC/Electrum Special Opportunities Fund L.P. and Ospraie Partners LLC Letters only.

3.           To the extent that the Underwriters do not exercise their over-allotment option to purchase an additional 2,250,000 Units (as described in the Prospectus), the undersigned agrees that it shall return to the Company, on a pro rata basis in accordance with the percentage of Insider Shares held by him, her or it, for cancellation at no cost, a number of Insider Shares equal to [___] multiplied by a fraction, (i) the numerator of which is 2,250,000 minus the number of Units purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 2,250,000.  The undersigned further agrees that to the extent that (a) the size of the IPO is increased or decreased and (b) the undersigned has either purchased or sold Ordinary Shares or an adjustment to the number of Insider Shares has been effected by way of a share split, share dividend, reverse share split, contribution back to capital or otherwise, in each case in connection with such increase or decrease in the size of the IPO, then (A) the references to 2,250,000 in the numerator and denominator of the formula in the immediately preceding sentence shall be changed to a number equal to 15% of the number of Ordinary Shares included in the Units issued in the IPO and (B) the reference to [___] in the formula set forth in the immediately preceding sentence shall be adjusted to such number of Ordinary Shares that the undersigned and the Insiders would have to collectively return to the Company in order to hold an aggregate of 20.0% of the Company’s issued and outstanding shares after the IPO.

4.          (a) The undersigned agrees that he, she or it shall not effectuate a Transfer of the Insider Shares until the earlier to occur of (i) one year after the date of the consummation of a Business Combination or (ii) 150 days after the Business Combination, the closing price of the Company’s Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30 trading day period (the “Lock-up”).

(b)          Notwithstanding the foregoing, the Lock-up restrictions will be removed earlier if, after a Business Combination, the Company consummate a subsequent (i) liquidation, merger, share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property or (ii) consolidation, merger or other change in the majority of the Company’s management team.

(c)          [The undersigned agrees that he, she or it shall not effectuate a Transfer of the Private Warrants or the Ordinary Shares underlying such warrants, until 30 days after the completion of a Business Combination and as further subject to the transfer restrictions described in the Private Placement Warrants Purchase Agreement relating to the Private Warrants.]2

(d)          Notwithstanding the provisions set forth in this paragraph 4, Transfers of the Insider Shares, [Private Warrants (and the underlying Ordinary Shares) are permitted to (i) amongst other holders of Insider Shares, to the Company’s officers, directors and employees or to the undersigned’s officers, directors, members, employees and affiliates, (ii) to the undersigned’s relatives and trusts for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death, (iv) pursuant to a qualified domestic relations order, (v) by certain pledges to secure obligations incurred in connection with purchases of the Company’s securities, (vi) by private sales made at or prior to the consummation of a Business Combination at prices no greater than the price at which the securities were originally purchased or (vii) to the Company for no value for cancellation in connection with the consummation of a Business Combination, in each case (except for clause vii) where the transferee agrees to the terms of the Lock-up, but will retain all other rights as the Company’s shareholders, including, without limitation, the right to vote his, her or its Ordinary Shares and the right to receive cash dividends, if declared. If dividends are declared and payable in Ordinary Shares, such dividends will also be subject to the Lock-up.

5.          In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire a target business, until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company, subject to any pre-existing fiduciary or contractual obligations the undersigned might have.

2 To be included in the ESAC Holdings LLC/Electrum Strategic Opportunities Fund L.P. and Ospraie Partners LLC Letters only.

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6.          The undersigned acknowledges and agrees that prior to entering into a Business Combination with a target business that is affiliated with the undersigned or any Insiders of the Company or their affiliates, including any company that is a portfolio company of, or otherwise affiliated with, or has received financial investment from, an entity with which the undersigned or any Insider or their affiliates is affiliated, such transaction must be approved by a majority of the Company’s disinterested independent directors and the Company must obtain an opinion from an independent investment banking firm that such Business Combination is fair to the Company’s unaffiliated shareholders from a financial point of view.

7.          Neither the undersigned, nor any family member of the undersigned, nor any affiliate of the undersigned will be entitled to receive and will not accept any compensation or other cash payment for services rendered prior to, or in connection with the consummation of the Business Combination; [provided, that the Company shall be allowed to (i) repay a non-interest bearing loan in an aggregate amount of up to $200,000 made to the Company by The Electrum Group LLC, an affiliate of the undersigned, to cover the IPO expenses and (ii) pay $10,000 per month to The Electrum Group LLC, for office space and related services; provided, further, that the Company shall be allowed to repay working capital loans made by the undersigned or its affiliates to the Company in cash upon consummation of the Business Combination or, at the undersigned’s or its affiliates’ discretion, with respect to up to an aggregate of $1,000,000 of working capital loans from all lenders, by converting such loans into additional Private Warrants at a price of $0.50 per Private Warrant, as more fully described in the Registration Statement.]3 Notwithstanding the foregoing, the undersigned and any affiliates of the undersigned shall be entitled to reimbursement from the Company for their out-of-pocket expenses incurred in connection with identifying, investigating and consummating a Business Combination.

8.          Neither the undersigned, nor any member of the family of the undersigned, nor any affiliate of the undersigned, will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, or any member of the family of the undersigned or any affiliate of the undersigned originates a Business Combination.

9.          The undersigned agrees to be the ______ of the Company until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company. The undersigned’s biographical information previously furnished to the Company and the Representative is true and accurate in all material respects, does not omit any material information with respect to the undersigned’s biography and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act of 1933 (the “Securities Act”). Each undersigned’s Director and Officer General Questionnaire previously furnished to the Company is true and accurate in all material respects. The undersigned represents and warrants that:

(a)	he, she or it has never had a petition under the federal bankruptcy laws or any state or foreign insolvency law been filed by or against (i) him, her or it or any partnership in which he, she or it was a general partner at or within two years before the time of filing; or (ii) any corporation or business association of which he, she or it was an executive officer at or within two years before the time of such filing;

(b)	he, she or it has never had a receiver, fiscal agent or similar officer been appointed by a court for his, her or its business or property, or any such partnership;

(c)	he, she or it has never been convicted of fraud in a civil or criminal proceeding;

(d)	he, she or it has never been convicted in a criminal proceeding or named the subject of a pending criminal proceeding (excluding traffic violations and minor offenses);

(e)	he, she or it has never been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining or otherwise limiting him/her/it from (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission (“CFTC”) or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or from engaging in or continuing any conduct or practice in connection with any such activity; or (ii) engaging in any type of business practice; or (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities or federal commodities laws;

3To be included in the ESAC Holdings LLC/Electrum Strategic Opportunities Fund L.P. Letter only.

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(f)	he, she or it has never been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days his, her or its right to engage in any activity described in paragraph 9(e)(i) above, or to be associated with persons engaged in any such activity;

(g)	he, she or it has never been found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state, or foreign securities law, where the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended or vacated;

(h)	he, she or it has never been found by a court of competent jurisdiction in a civil action or by the CFTC to have violated any federal commodities law, where the judgment in such civil action or finding by the CFTC has not been subsequently reversed, suspended or vacated;

(i)	he, she or it has never been the subject of, or a party to, any federal, state or foreign judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (i) any federal, state or foreign securities or commodities law or regulation, (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and desist order, or removal or prohibition order or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity;

(j)	he, she or it has never been the subject of, or party to, any sanction or order, not subsequently reversed, suspended or vacated, or any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member;

(k)	he, she or it has never been convicted of any felony or misdemeanor: (i) in connection with the purchase or sale of any security; (ii) involving the making of any false filing with the SEC; or (iii) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment advisor or paid solicitor of purchasers of securities;

(l)	he, she or it was never subject to a final order of a state or foreign securities commission (or an agency of officer of a state performing like functions); a state or foreign authority that supervises or examines banks, savings associations, or credit unions; a state or foreign insurance commission (or an agency or officer of a state performing like functions); an appropriate federal or foreign banking agency; the CFTC; or the National Credit Union Administration that is based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct;

(m)	he, she or it has never been subject to any order, judgment or decree of any court of competent jurisdiction, that, at the time of such sale, restrained or enjoined him, her or it from engaging or continuing to engage in any conduct or practice: (i) in connection with the purchase or sale of any security; (ii) involving the making of any false filing with the SEC; or (iii) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(n)	he, she or it has never been subject to any order of the SEC or any foreign regulatory agency with similar functions that orders him, her or it to cease and desist from committing or causing a future violation of: (i) any scienter-based anti-fraud provision of the foreign or federal securities laws, including, but not limited to, Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act and Rule 10b-5 thereunder, and Section 206(1) of the Advisers Act or any other rule or regulation thereunder; or (ii) Section 5 of the Securities Act;

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(o)	he, she or it has never been named as an underwriter in any registration statement or Regulation A offering statement filed with the SEC or any foreign regulatory agency with similar function that was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, currently, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued;

(p)	he, she or it has never been subject to a United States Postal Service false representation order, or is currently subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations;

(q)	he, she or it is not subject to a final order of a state securities commission (or an agency of officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the CFTC; or the National Credit Union Administration that bars the Insider from: (i) association with an entity regulated by such commission, authority, agency or officer; (ii) engaging in the business of securities, insurance or banking; or (iii) engaging in savings association or credit union activities;

(r)	he, she or it is not subject to an order of the SEC entered pursuant to section 15(b) or 15B(c) of the Securities Exchange Act of 1934 (the “Exchange Act”) or section 203(e) or 203(f) of the Investment Advisers Act of 1940 (the “Advisers Act”) that: (i) suspends or revokes the undersigned’s registration as a broker, dealer, municipal securities dealer or investment adviser; (ii) places limitations on the activities, functions or operations of, or imposes civil money penalties on, such person; or (iii) bars the Insider from being associated with any entity or from participating in the offering of any penny stock; and

(s)	he, she or it has never been suspended or expelled from membership in, or suspended or barred from association with a member of, a securities self-regulatory organization (e.g., a registered national securities exchange or a registered national or affiliated securities association) for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade.

10.         The undersigned has full right and power, without violating any agreement by which he, she or it is bound (including, without limitation, any non-competition or non-solicitation with any employer or former employer), to enter into this Letter Agreement and to serve and hold the current position/title of the Company, as applicable.

11.         The undersigned hereby waives his, her or its right to exercise redemption rights with respect to any Ordinary Shares owned or to be owned by the undersigned, directly or indirectly, whether purchased prior to the IPO, in the IPO or in the aftermarket, and agrees that he, she or it will not seek redemption with respect to or otherwise sell such shares to the Company in connection with any Business Combination.

12.         The undersigned hereby agrees to not propose, or vote in favor of, an amendment to the Memorandum and Articles of Association with respect to pre Business Combination activities prior to the consummation of a Business Combination that would affect the substance or timing of the Company’s obligations to redeem 100% of the Ordinary Shares if the Company does not complete a Business Combination with 24 months of the closing of the IPO, unless the Company provides dissenting holders of IPO Ordinary Shares with the opportunity to redeem their IPO Shares in connection with any such vote.

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13.         [In the event of the liquidation of the Trust Fund, Electrum Strategic Opportunities Fund L.P (the “Indemnitor”), agrees to indemnify and hold harmless the Company against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of any claim by (i) a prospective target business with which the Company has had discussions or entered into an acquisition agreement (a “Target”) or (ii) any vendor or other person who is owed money by the Company for services rendered or products sold to, or contracted for, the Company, but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount of funds in the Trust Fund; provided, that such indemnity shall not apply if such Target, vendor or other person has executed an agreement waiving any claims against the Trust Fund and all rights to seek access to the Trust Fund whether or not such agreement is enforceable. In the event that any such executed waiver is deemed unenforceable against such third party, the Indemnitor shall not be responsible for any liability as a result of any such third party claims. Notwithstanding any of the foregoing, such indemnification of the Company by the Indemnitor shall not apply as to any claims under the Company’s obligation to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, as amended. In the event that the Company does not consummate a Business Combination and must liquidate and its remaining net assets are insufficient to complete such liquidation, Indemnitor agrees to advance such funds necessary to complete such liquidation and agrees not to seek repayment for such expenses.]4

14.         This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.  The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submits to such jurisdiction and venue, which jurisdiction and venue shall be exclusive, and (ii) waives any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

15.         As used herein, (i) a “Business Combination” shall mean a share exchange, share reconstruction and amalgamation, purchasing all or substantially all of the assets of, entering into contractual arrangements, or engaging in any other similar business combination with one or more businesses or entities; (ii) “Memorandum and Articles of Association” shall mean the Company’s Amended and Restated Memorandum and Articles of Association, as the same shall be amended from time to time; (iii) “Insiders” shall mean all officers, directors and shareholders of the Company immediately prior to the IPO; (iv) “Insider Shares” shall mean all of the Ordinary Shares of Common Stock of the Company acquired by the undersigned prior to the consummation of the IPO; (v) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO; (vi) “Private Warrants” shall mean the warrants purchased in the private placement taking place simultaneously with the consummation of the Company’s IPO and the over-allotment option, if any; (vii) “Trust Fund” shall mean the trust fund into which a portion of the net proceeds of the Company’s IPO will be deposited; and (viii) “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, amended, and the rules and regulations of the SEC promulgated thereunder with respect to any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) and (b).

16.         Any notice, consent or request to be given in connection with any of the terms or provisions of this letter agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

17.         No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph 17 shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the parties hereto and any successors and assigns thereof.

18.         This Letter Agreement shall terminate on the earlier of (i) the expiration of the Lock-up or (ii) the liquidation of the Company; provided, however, that this Letter Agreement shall earlier terminate in the event that the IPO is not consummated and closed by October 31, 2015, provided further that paragraph 13 of this Letter Agreement shall survive such liquidation.

4 To be included in the ESAC Holdings LLC/Electrum Strategic Opportunities Fund L.P. Letter only.

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19.         The undersigned acknowledge and understand that the Underwriters and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO.

[Signature Page Follows]

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Sincerely,

Print Name of Insider

Signature

Acknowledged and Agreed:

ELECTRUM SPECIAL ACQUISITION CORPORATION

By:
Name:
Title:

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